POWER OF ATTORNEY

The undersigned Officer, on behalf of the following Registered Investment Company, constitutes and appoints Todd Modic and Joanne Osberg each of them individually, the true and lawful attorneys-in-fact and agents, with full power to each of them to sign for the undersigned Officer, and in the name of such undersigned Officer and in the capacities indicated below, as the case may be, the Registration Statement on Form N-14 identified below, and any amendments thereto, under the Securities Act of 1933, and to file with the Securities and Exchange Commission and any other regulatory authority having jurisdiction over the offer and sale of shares, such Registration Statement under the Securities Act of 1933 and any amendments and supplements thereto, and any and all exhibits and other documents required in connection therewith, granting unto said attorneys-in-fact, each of them individually, full power and authority to do and perform each and every act deemed required and necessary to comply with the Securities Act of 1933 and the Investment Company Act of 1940.

Registered Investment Company	Form N-14 Registration Statement
Voya Equity Trust	Proposed reorganization of Voya Global Diversified Payment Fund and Voya Global Perspectives® Fund with and into Voya Global Income & Growth Fund

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of October 29, 2024, and shall be deemed an original.

/s/ Christian G. Wilson Christian G. Wilson President and Chief/Principal Executive Officer